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                                                                   Exhibit 10.18

                           CONVERTIBLE PROMISSORY NOTE

$1,000,000
                                                          As of October 25, 1999

      FOR VALUE RECEIVED, REAL MEDIA, INC., a New York corporation with offices at 260 Fifth Avenue, 4th floor, New York, NY 10001 ("Maker"), hereby promises to pay to the order of PUBLIGROUPE S.A., a Swiss corporation c/o Squadron, Ellenoff, Plesent Sheinfeld, LLP at 551 Fifth Avenue, New York, NY 10 176 ("Holder"), or Its assigns, at the offices of Holder set forth above or at such place as Holder may direct, in lawful money of the United States, the principal amount of ONE MILLION DOLLARS AND NO CENTS ($1,000,000.00), together with interest from the date hereof on the outstanding principal amount hereof at the prime rate, determined from time to time by Citibank, N.A., New York, New York, computed on the basis of the actual number of days elapsed in a year consisting of 360 days. Any change in the rate of interest hereunder shall be effective as of the opening of business on the effective date of the corresponding change in such prime rate. The outstanding principal amount hereof and the accrued interest shall be due and payable in one lump sum on October 30, 2000.

      1. APPLICATION OF PAYMENTS. All payments hereunder, including any prepayments, shall be applied (a) first, to any amounts due pursuant to Section 5 hereof, (b) second, to outstanding interest; and (c) third, to principal.

      2. PREPAYMENT. The outstanding principal balance from time to time evidenced by this Note may be prepaid by Maker at any time, without penalty or premium; provided that any such prepayment shall be billed in accordance with
Section 1 hereof.

      3. EVENTS OF DEFAULT. Holder, at its option, may declare an event of default, accelerate the indebtedness represented hereby and declare the same due and payable upon any of the following events: (a) failure of Maker to pay any principal or interest when due or any other breach of its obligations hereunder;
(b) if any moratorium, bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, composition or like proceeding or any proceeding for the appointment of a trustee, receiver, conservator or similar official shall be commenced on behalf of, or against, Maker, or (c) upon a breach by the Maker of any of its obligations under the agreement of even date by and between Maker and Holder.

      4. WAIVER. Maker waives presentment, demand for payment, protest, diligence in bringing suit, notice of protest and notice of dishonor and all other notices and demands of any kind.

      5. EXPENSES. Maker agrees to pay all reasonable costs and expenses incurred by Holder in enforcement of Maker's obligations hereunder, including, without limitation, attorneys' fees and expenses.

      6. ASSIGNMENT. This Note shall inure to the benefit of Holder and its successors and assigns and shall be binding upon Maker and its heirs, successors and assigns.


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This Note may be assigned by Holder, in whole or in part, from time to time, at its sole option. Maker may not assign, delegate or otherwise transfer any of its obligations hereunder.

      7. CONVERSION. This Note shall be convertible into common stock of Maker coincident with the investment of an additional $9 million by Holder in the common stock of Maker, at the then to be determined conversion price.

      8. GOVERNING LAW; JURISDICTION. This Note shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws. Maker hereby submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and agrees that venue will be proper in any such court.

      9. REMEDIES. The remedies of Holder herein provided for are cumulative and not exclusive of any remedies provided by law. No failure on the part of Holder to exercise, no delay by Holder in exercising, and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Holder of any right hereunder preclude any other or farther exercise thereof or the exercise of any other right. A waiver by Holder of any breach of any provision of this Note shall not operate or be construed as a waiver of similar or dissimilar provisions at the same time or at any prior or subsequent time. Maker hereby waives any right to set-off or counterclaim against Holder with respect to the obligations of Maker under this Note.

      10. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be sufficiently given on the date when delivered in person or two days after having been mailed by registered or certified mail, postage prepaid, addressed to Maker or Holder, as the case may be, at their respective addresses set forth above or at such other addresses as shall be furnished by notice to the other party.

      11. MISCELLANEOUS. This Note may not be changed orally, but only by an instrument in writing executed by Maker and Holder. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by the Maker or Holder which are not set forth expressly in this Note. The invalidity or unenforceability of any provision or provisions of this Note shall not effect the validity or enforceability of any other provisions of this Note, which shall remain in full force and effect. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision or provisions of this Note.

      IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

                                          REAL MEDIA, INC.


                                          By     /s/ Norman Blashka
                                            ---------------------------------
                                                 SVP & CFO